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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2003

Whitney Information Network, Inc.
(Exact name of Registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

000-27403 (Commission File Number)	84-1475486 (IRS Employee Identification No.)
4818 Coronado Parkway Cape Coral, Florida (Address of principal executive offices)	33904 (Zip Code)

Registrant's telephone number, including area code: (239) 542-3401

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

        On November 25, 2003, Whitney Information Network, Inc. ("Whitney") purchased certain assets of SDI Wealth Institute, Inc., Success Publishing, Inc. and Success Development, Inc. (collectively, "SDI") in exchange for the issuance of 200,000 shares of restricted common stock of Whitney valued at $5.00 per share. SDI teaches real estate investing principles through live seminars and home courses. The assets acquired by Whitney include, among others, The Cash Flow Generator™ brand, a database of more than 200,000 active students, and a customer service center in Jacksonville, Florida.

        The Asset Purchase Agreement and Whitney's press release announcing the acquisition are attached as exhibits to this Form 8-K.

Item 7. Financial Statements and Exhibits.

  (a)
  None.

  (b)
  None.

  (c)
  Exhibits.

  2.1
  Asset Purchase Agreement dated November 25, 2003 by and between Whitney Information Network, Inc., as Buyer, and SDI Wealth Institute, Inc., Success Publishing, Inc. and Success Development, Inc., as Seller.

  99.1
  Press Release dated November 25, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY INFORMATION NETWORK, INC. (Registrant)
Date: December 2, 2003	By:	/s/ RONALD SIMON Name: Ronald Simon Its: Chief Financial Officer

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements and Exhibits.
SIGNATURE